Exhibit 10.1

THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT

This THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT (this “Amendment”) dated as of June 3, 2020, by and among URBAN EDGE PROPERTIES LP, a Delaware limited partnership (the “Borrower”), each of the Banks party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”).

WHEREAS, the Borrower, the Banks, the Administrative Agent and certain other parties have entered into that certain Revolving Credit Agreement dated as of January 15, 2015 and amended by that certain First Amendment to Revolving Credit Agreement dated as of March 7, 2017 and that certain Second Amendment to Revolving Credit Agreement dated as of July 29, 2019 (as further amended and as in effect immediately prior to the effectiveness of this Amendment, the “Credit Agreement”); and

WHEREAS, the Borrower, the Banks and the Administrative Agent desire to amend certain provisions of the Credit Agreement on the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

Section 1. Specific Amendments to Credit Agreement. Upon the effectiveness of this Amendment, the parties hereto agree that the Credit Agreement shall be amended as follows:

(a)The Credit Agreement is amended by restating the definitions of “Bail-In Action”, “Bail-In Legislation”, “Capitalization Value”, “Combined EBITDA”, “Fixed Charges”, “Interest Expense”, “Unsecured Interest Expense” and “Write-Down and Conversion Powers” contained in Section 1.01 thereof in their entirety as follows:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Capitalization Value” means, at any time, the sum (without duplication) of the Borrower’s Ownership Share of (a) with respect to Properties of the Borrower and its Subsidiaries, individually determined and aggregated, NOI (excluding NOI attributable to Properties the value of which is to be included in Capitalization Value under the immediately following clause (b)) of each such Property for the four fiscal quarter period most recently ended, capitalized at the Capitalization Rate; (b) the GAAP book value of (i) all Properties of the Borrower and its Subsidiaries acquired during the four fiscal quarters most recently ended and (ii) all Transition Properties (except, in the case of either clause (i) or (ii), any such Property (or, solely in the case of clause (ii) above, any portion of such Property) which the Borrower has elected in a written notice to the Administrative Agent be included in determinations of Capitalization Value under the immediately preceding clause (a)); (c) all Unrestricted Cash and Cash Equivalents of the Borrower and its Subsidiaries; (d) the fair market value of publicly traded securities and the book value of notes and mortgage loans receivable, Capitalized Development Costs, Equity Interests in Non-Real Estate Affiliates which do not have publicly traded securities, other Stock Holdings and Unimproved Land of the Borrower and its Subsidiaries at such time, all as determined in accordance with GAAP; and (e) leasing commissions, management fees and development fees paid by third parties to the Borrower or a Wholly Owned Subsidiary of the Borrower in respect of any Property owned by another Subsidiary (other than a Wholly Owned Subsidiary) or an Unconsolidated Affiliate to the extent that the Borrower’s or such Wholly Owned Subsidiary’s share of such commissions and fees exceeds the Borrower’s Ownership Share of such Subsidiary or Unconsolidated Affiliate, for the four fiscal quarter period most recently ended, capitalized at the Capitalization Rate. The Borrower’s Ownership Share of assets held by (A) Unconsolidated Affiliates (excluding assets of the type described in the immediately preceding clause (c)) will be included in the calculation of Capitalization Value consistent with the above described treatment for assets owned by the Borrower or a Subsidiary and (B) Public Affiliates the publicly traded securities of which, or Non-Real Estate Affiliates (other than Public Affiliates) the Equity Interest of which, are included in Capitalization Value under the immediately preceding clause (d) shall not be included under any of the other preceding clauses. For the purposes of this definition, (1) for any Disposition of Property by the Borrower or any Subsidiary during any four quarter period, NOI will be reduced by actual NOI generated from such Property, (2) the aggregate contribution to Capitalization Value in excess of 35% of the aggregate of notes and mortgage loans receivable, Capitalized Development Costs, publicly traded securities, other Stock Holdings and Unimproved Land of the Borrower and its Subsidiaries, and leasing commissions and management and development fees (determined after giving effect to any exclusion required under the immediately following clause (3)) shall not be included in Capitalization Value, (3) the aggregate amount of leasing commissions and management and development fees in excess of 15% of NOI included in the determination of Capitalization Value under the immediately preceding clause (e) shall not be included in Capitalization Value and (4) if the amount otherwise included pursuant to the above terms of this definition in Capitalization Value derived from Unconsolidated Affiliates that are not Public Affiliates, less the Borrower’s Ownership Share of the Total Outstanding Indebtedness of such Unconsolidated Affiliates, exceeds 25% of the Capitalization Value (determined without giving effect to this clause (4)), Capitalization Value shall be reduced by the amount of such excess.

“Combined EBITDA” means, for the most recently ended four quarter period, the Borrower’s Ownership Share of net income or loss plus Interest Expense, income taxes, depreciation and amortization and excluding the effect of non-recurring items (such as, without limitation, (i) gains or losses from asset sales, (ii) gains or losses from debt restructurings or write-ups or forgiveness of indebtedness, and costs and expenses incurred during such period with respect to acquisitions consummated during such period, (iii) severance and non-cash stock based compensation expenses and other restructuring, impairment or one-time charges and (iv) non-cash gains or losses from foreign currency fluctuations), all as determined in accordance with GAAP, of the Borrower, its Subsidiaries and its Unconsolidated Affiliates, as the case may be. For purposes of this definition, Combined EBITDA shall be adjusted to remove any impact from straight line rent adjustments required under GAAP and amortization of intangibles pursuant to FASB ASC 805. In calculating for this definition income constituting percentage rents (other than percentage rents payable without regard to a breakpoint, and in such case, percentage rents shall be included in Combined EBITDA when received), (i) for each of the first three fiscal quarters of each fiscal year, Combined EBITDA shall include, on a Property-by-Property basis, the lesser of (A) 25% of the budgeted percentage rents for such fiscal year or (B) 25% of the actual percentage rents received in the immediately preceding fiscal year and (ii) for the fourth fiscal quarter of each fiscal year, Combined EBITDA shall include 25% of the percentage rents actually received in such fiscal year. Public Affiliates and Unconsolidated Affiliates that are Non Real Estate Affiliates but are not Public Affiliates shall be excluded when determining Combined EBITDA; provided that dividends or distributions or other payments that are actually paid by such Public Affiliates and Unconsolidated Affiliates to the Borrower or a Subsidiary shall be included in the net income of the Borrower and its Subsidiaries in accordance with GAAP.

“Fixed Charges” means, without duplication, for the four fiscal quarter period most recently ended, the sum of (i) Interest Expense for such period; (ii) the Borrower’s Ownership Share of the aggregate amount of all regularly scheduled principal payments on Indebtedness of the Borrower and its Subsidiaries (other than Public Affiliates) payable by such Persons during such period (excluding balloon, bullet or similar payments of principal due upon the stated maturity of Indebtedness and excluding amounts paid by any Subsidiary of Borrower to any other Subsidiary of Borrower or to Borrower), (iii) the aggregate amount of all Preferred Dividends paid by the General Partner, the Borrower or by any of their respective Subsidiaries (other than Public Affiliates) during such period limited, in the case of the Borrower or any Subsidiary to the Borrower’s Ownership Share thereof (excluding, however, (A) amounts paid by the Borrower to the General Partner to the extent a corresponding Preferred Dividend is paid by the General Partner and taken into Fixed Charges and (B) amounts paid by any such Subsidiary of Borrower to another Subsidiary of Borrower or to Borrower) and (iv) the Borrower’s Ownership Share of the Fixed Charges of its Unconsolidated Affiliates (other than Unconsolidated Affiliates that are Non-Real Estate Affiliates but not Public Affiliates).

“Interest Expense” means, for the four fiscal quarter period most recently ended of the Borrower, the Borrower’s Ownership Share of interest expense, whether paid, accrued or capitalized (without deduction of consolidated interest income) of the Borrower and its Subsidiaries (other than Public Affiliates), including, without limitation or duplication (or, to the extent not so included, with the addition of), (1) the portion of any rental obligation in respect of any Capitalized Lease Obligations allocable to interest expense in accordance with GAAP; (2) the amortization of Indebtedness discounts and premiums; (3) any payments or fees (other than upfront fees) with respect to interest rate swap or similar agreements; and (4) the interest expense and items listed in clauses (1) through (3) above applicable to each of the Borrower’s Unconsolidated Affiliates (to the extent not included above but excluding Unconsolidated Affiliates that are Non-Real Estate Affiliates and not Public Affiliates) multiplied by the Borrower’s Ownership Share in the Unconsolidated Affiliates of the Borrower, in all cases as reflected in (or, to the extent not reflected therein, consistent with) the General Partner’s Consolidated Financial Statements, provided that there shall be excluded from Interest Expense capitalized interest covered by an interest reserve established under a loan facility (such as capitalized construction interest provided for in a construction loan). “Interest Expense” shall not include the non-cash portion of interest expense attributable to convertible Indebtedness determined in accordance with ASC 470-20.

“Unsecured Interest Expense” means, with respect to a Person for the four fiscal quarter period most recently ended, all Interest Expense of such Person for such period attributable to Unsecured Indebtedness.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

(b)The Credit Agreement is further amended by adding the following definitions of “Affected Financial Institution”, “Resolution Authority”, “Third Amendment Date”, “UK Financial Institution” and “UK Resolution Authority” to Section 1.01 thereof in the appropriate alphabetical location:

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Third Amendment Date” means June 3, 2020.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
(c)The Credit Agreement is further amended by restating Article VIII thereof in its entirety as follows:

ARTICLE VIII. FINANCIAL COVENANTS
So long as any of the Loans shall remain unpaid, or the Loan Commitments remain in effect, or any other amount is owing by Borrower to Administrative Agent or any Bank under this Agreement or under any other Loan Document or any Letter of Credit remains outstanding (other than a Letter of Credit that has been Cash Collateralized in full), Borrower shall not permit or suffer:
SECTION 8.01.     Ratio of Total Outstanding Indebtedness to Capitalization ValueTotal Outstanding Indebtedness to exceed sixty percent (60%) of Capitalization Value, each measured as of the last day of the most recently ended fiscal quarter; provided, however, with respect to any fiscal quarter in which a Material Acquisition occurs, the ratio of Total Outstanding Indebtedness to Capitalization Value as of the end of such fiscal quarter and the next succeeding four fiscal quarters may increase to 65%, provided such ratio does not exceed 60% as of the end of the fiscal quarter immediately thereafter; for purposes of this covenant, (i) Total Outstanding Indebtedness shall be adjusted by deducting therefrom the amount by which Unrestricted Cash and Cash Equivalents exceeds $10,000,000, and (ii) Capitalization Value shall be adjusted by deducting therefrom the amount by which Total Outstanding Indebtedness is adjusted under the preceding clause (i); for purposes of determining Capitalization Value for this covenant only, costs and expenses incurred during the applicable period with respect to acquisitions that failed to close and were abandoned during such period shall not be deducted in determining NOI and the Borrower’s Ownership Share of any Cash or Cash Equivalents owned by any Unconsolidated Affiliate shall not be included.
SECTION 8.02. Ratio of Combined EBITDA to Fixed Charges. The ratio of Combined EBITDA to Fixed Charges, each measured as of the last day of the most recently ended fiscal quarter, to be less than 1.50 to 1.00.

SECTION 8.03. Ratio of Unencumbered Combined EBITDA to Unsecured Interest Expense. The ratio of Unencumbered Combined EBITDA to Unsecured Interest Expense, each measured as of the last day of the most recently ended fiscal quarter, to be less than 1.50 to 1.00.
SECTION 8.04. Ratio of Unsecured Indebtedness to Capitalization Value of Unencumbered Assets. Unsecured Indebtedness to exceed sixty percent (60%) of Capitalization Value of Unencumbered Assets, each measured as of the last day of the most recently ended fiscal quarter; provided, however, with respect to any fiscal quarter in which a Material Acquisition occurs, the ratio of Unsecured Indebtedness to Capitalization Value of Unencumbered Assets as of the end of such fiscal quarter and the next succeeding four fiscal quarters may increase to 65%, provided such ratio does not exceed 60% as of the end of the fiscal quarter immediately thereafter; for purposes of this covenant, (1)(i) Unsecured Indebtedness shall be adjusted by deducting therefrom the amount by which Unrestricted Cash and Cash Equivalents exceeds $10,000,000 or such lesser amount of Unrestricted Cash and Cash Equivalents as Borrower shall specify for this purpose, and (ii) Capitalization Value of Unencumbered Assets shall be adjusted by deducting therefrom the amount by which Unsecured Indebtedness is adjusted under the preceding clause (i) (the “Unencumbered Indebtedness Adjustment”); (2) for purposes of determining Capitalization Value of Unencumbered Assets for this covenant only, costs and expenses incurred during the applicable period with respect to acquisitions that failed to close and were abandoned during such period shall not be deducted in determining NOI; (3) for purposes of clause (1)(i) above, Unrestricted Cash and Cash Equivalents shall be adjusted to deduct therefrom any Unrestricted Cash and Cash Equivalents used to determine the Secured Indebtedness Adjustment in Section 8.05; and (4) Borrower’s Ownership Share of any Cash or Cash Equivalents owned by any Unconsolidated Affiliate shall not be included.
SECTION 8.05. Ratio of Secured Indebtedness to Capitalization Value. The ratio of Secured Indebtedness to Capitalization Value, each measured as of the last day of the most recently ended fiscal quarter, to exceed 60%; for purposes of this covenant, (i) Secured Indebtedness shall be adjusted by deducting therefrom the amount by which Unrestricted Cash and Cash Equivalents exceeds $10,000,000 or such lesser amount of Unrestricted Cash and Cash Equivalents as Borrower shall specify for this purpose and (ii) Capitalization Value shall be adjusted by deducting therefrom the amount by which Secured Indebtedness is adjusted under the preceding clause (i) (the “Secured Indebtedness Adjustment”); for purposes of determining Capitalization Value for this covenant only, costs and expenses incurred during the applicable period with respect to acquisitions that failed to close and were abandoned during such period shall not be deducted in determining NOI and the Borrower’s Ownership Share of any Cash or Cash Equivalents owned by any Unconsolidated Affiliate shall not be included; and for purposes of clause (i) above, Unrestricted Cash and Cash Equivalents shall be adjusted to deduct therefrom any Unrestricted Cash and Cash Equivalents used to determine the Unencumbered Indebtedness Adjustment in Section 8.04.
SECTION 8.06. Indebtedness of the General Partner. Notwithstanding anything contained herein to the contrary, any Indebtedness of the General Partner shall be deemed to be Indebtedness of the Borrower (provided that the same shall be without duplication), for purposes of calculating the financial covenants set forth in this Article VIII.
(d)The Credit Agreement is further amended by amending and restating Section 12.19(d) in its entirety as follows:

(d)    Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letter of Credit Liabilities and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares (determined without regard to such Defaulting Lender’s Loan Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Loan Commitment. Subject to Section 12.25, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Bank having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(e)The Credit Agreement is further amended by amending and restating Section 12.25 in its entirety as follows:

SECTION 12.25. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)
the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)	the effects of any Bail-in Action on any such liability, including, if applicable:

(i)	a reduction in full or in part or cancellation of any such liability;

(ii)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)	the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 2. Conditions Precedent. The effectiveness of this Amendment is subject to receipt by the Administrative Agent of each of the following in form and substance satisfactory to the Administrative Agent:

(a)    a counterpart of this Amendment duly executed by the Borrower, the Administrative Agent and each of the Banks;

(b)    The following statements shall be true and Administrative Agent shall have received a certificate dated as of the Third Amendment Date signed by a duly authorized signatory of Borrower stating, to the best of the certifying party’s knowledge, the following:

(1)    All representations and warranties contained in this Amendment and in each of the other Loan Documents are true and correct in all material respects on and as of the Third Amendment Date as though made on and as of such date (except in those cases where such representation or warranty expressly relates to an earlier date or is qualified as to “materiality”, “Material Adverse Change” or similar language (which shall be true and correct in all respects as qualified therein) and except for changes in factual circumstances permitted hereunder and thereunder);

(2)    No Default or Event of Default has occurred and is continuing;

(3)    No litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be expected to (A) result in a Material Adverse Change or (B) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect, the ability of Borrower to fulfill its obligations under the Loan Documents to which it is a party; and

(4)    Borrower has received all approvals, consents and waivers, and has made or given all necessary filings and notices, as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (A) any Law or (B) any agreement, document or instrument to which Borrower is a party or by which Borrower or its properties is bound;

(c)    evidence that all fees, expenses and reimbursement amounts due and payable to the Administrative Agent and the arrangers, including without limitation, the reasonable fees and expenses of counsel to the Administrative Agent, have been paid;

(d)    such other documents, agreements and instruments as the Administrative Agent, or any Bank through the Administrative Agent, may reasonably request.

Notwithstanding anything herein to the contrary, by its execution and delivery of this Amendment, the Administrative Agent and each Bank party hereto acknowledges and agrees that each of the conditions precedent to the effectiveness of this Amendment that have not previously been waived by such Banks in accordance with the terms of this Amendment has been satisfied and that this Amendment is effective upon the execution and delivery of this Amendment by the Borrower, each such Bank and the Administrative Agent.

Section 3. Representations. The Borrower represents and warrants to the Administrative Agent and the Banks that:

(a)Authorization of Loan Documents and Borrowings. The Borrower has the right and power, and has taken all necessary action to authorize it, to borrow and obtain other extensions of credit under the Credit Agreement as amended by this Amendment. The Borrower has the right and power, and has taken all necessary action to authorize it, to execute and deliver the Amendment and perform the Amendment and the Credit Agreement as amended by this Amendment in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby. The Amendment has been duly executed and delivered by the duly authorized officers of the Borrower and each of the Amendment and the Credit Agreement as amended by this Amendment is a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein and as may be limited by equitable principles generally.

(b)Binding Effect. This Amendment and the Credit Agreement as amended by this Amendment constitute valid and binding agreements of the Borrower, enforceable against the Borrower in accordance with their terms.

(c)No Default. No Default or Event of Default has occurred and is continuing as of the date hereof nor will exist immediately after giving effect to this Amendment.

(d)No Material Adverse Change. Since December 31, 2019, there has not been any material adverse condition or material adverse change in or affecting, nor has any circumstance or condition occurred that could reasonably be expected to result in a material adverse change in, or have a material adverse effect on, the business, assets, liabilities, financial condition or results of operations of the Borrower and its subsidiaries, taken as a whole.

(e)No Guarantors. As of the Third Amendment Date and after giving effect to this Amendment, no Subsidiary is required to be a Guarantor pursuant to Section 6.11 of the Credit Agreement as amended by this Amendment.

Section 4. Reaffirmation of Representations. The Borrower hereby repeats and reaffirms all representations and warranties made or deemed made by the Borrower to the Administrative Agent and the Banks in the Credit Agreement as amended by this Amendment and the other Loan Documents on and as of the date hereof with the same force and effect as if such representations and warranties were set forth in this Amendment in full and such representations and warranties are true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty is true and correct in all respects) on and as of the date hereof immediately after giving effect to this Amendment except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty was true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances not prohibited thereunder.

Section 5. Certain References. Each reference to the Credit Agreement in any of the Loan Documents shall be deemed to be a reference to the Credit Agreement as amended by this Amendment. This Amendment is a Loan Document.

Section 6. Costs and Expenses. The Borrower shall reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses (including attorneys’ fees) incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and the other agreements and documents executed and delivered in connection herewith.

Section 7. Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. SECTION 12.14 OF THE CREDIT AGREEMENT IS HEREBY INCORPORATED BY REFERENCE AS IF FULLY SET FORTH HEREIN, MUTATIS MUTANDIS.

Section 9. Effect; Ratification. Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. The amendments contained herein shall be deemed to have prospective application only. The Credit Agreement is hereby ratified and confirmed in all respects. Nothing in this Amendment shall limit, impair or constitute a waiver of the rights, powers or remedies available to the Administrative Agent or the Banks under the Credit Agreement or any other Loan Document. This Amendment is not intended and shall not constitute a novation of the Credit Agreement or the Obligations created thereunder.

Section 10. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

Section 11. Definitions. All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Credit Agreement as amended by this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to Revolving Credit Agreement to be executed as of the date first above written.

URBAN EDGE PROPERTIES LP,
a Delaware limited partnership

By: Urban Edge Properties
a Maryland real estate investment trust, general partner

By: /s/ Rob Milton
Name: Rob Milton
Title: General Counsel

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WALLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, a Fronting Bank, a Swingline Lender and as a Bank

By: /s/ Matthew Ricketts
Name: Matthew Ricketts
Title: Managing Director

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PNC BANK, NATIONAL ASSOCIATION, as Syndication Agent, a Fronting Bank, a Swingline Lender and as a Bank

By: /s/ Denise Smyth
Name: Denise Smyth
Title:     Senior Vice President

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BARCLAYS BANK PLC, as a Bank

By: /s/ Craig Malloy
Name: Craig Malloy
Title:     Director

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CITIBANK N.A., as a Bank

By: /s/ Christopher Albano
Name: Christopher Albano
Title:    Authorized Signatory

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JPMORGAN CHASE BANK, N.A., as a Bank

By: /s/ Bryce Hy
Name: Bryce Hy
Title:    Vice President

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MUFG UNION BANK, N.A., as a Bank

By: /s/ John Feeney
Name: John Feeney
Title:    Director

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U.S. BANK NATIONAL ASSOCIATION, as a Bank

By: /s/ Joseph L. Hord
Name: Joseph L. Hord
Title:    Senior Vice President

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GOLDMAN SACHS BANK USA, as a Bank

By: /s/ David K. Gaskell
Name: David K. Gaskell
Title:    Authorized Signor

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MORGAN STANLEY SENIOR FUNDING, INC., as a Bank

By: /s/ Christopher Winthrop
Name: Christopher Winthrop
Title:    Vice President

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TD BANK, N.A., as a Bank

By: /s/ Michael Rogers
Name: Michael Rogers
Title: VP

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TRUIST BANK, successor by merger to SunTrust Bank as a Bank

By: /s/ Ryan Almond
Name:    Ryan Almond
Title:    Director

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